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                                                                   EXHIBIT 10.22

                                FOURTH AMENDMENT
                            TO THE ADESA CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


     WHEREAS, ADESA Corporation, Indianapolis, Indiana (the "Sponsoring Employer") has adopted the ADESA Corporation Supplemental Executive Retirement Plan (the "Plan") for the benefit of a select group of management and highly compensated employees; and

     WHEREAS, pursuant to Section 7.1 of the Plan, the Sponsoring Employer has reserved the right to amend the Plan by action of its Board of Directors, and pursuant to such right the Sponsoring Employer has previously amended the Plan by a First Amendment, effective in part as of October 1, 2001 and in part as of November 1, 2001, by a Second Amendment, effective January 1, 2002, and by a Third Amendment, effective January 1, 2003; and

     WHEREAS, the Board of Directors of the Sponsoring Employer has approved and adopted the Fourth Amendment to the Plan to provide for a supplemental benefit to be paid in the event of a change of control of the Sponsoring Employer which benefit is intended to help offset the tax consequences of a distribution from the Plan; and

     WHEREAS, the Board of Directors of the Sponsoring Employer has authorized and directed the President of the Sponsoring Employer to execute the Fourth Amendment to the Plan;

     NOW, THEREFORE, the Plan is hereby amended, effective June 1, 2003, as follows:

          Article III is amended by adding thereto a section designated 3.5 to read as follows:

          "3.5 TAX SUPPLEMENT BENEFIT. To help pay for any income taxes imposed upon a Participant in the event of a Change in Control of the Company, a Participant who is entitled to receive a benefit for any reason as a result of a Change in Control of the Company will be entitled to a supplemental lump sum payment equal to 40 percent of the amount payable to the Participant upon the Change in Control."

     IN WITNESS WHEREOF, the President of the Sponsoring Employer has caused this Fourth Amendment to be executed this 18th day of August, 2003, but effective as of June 1, 2003.

                                             ADESA CORPORATION


                                             By:  /s/ James P. Hallett
                                                --------------------------------
                                                James P. Hallett, President
ATTEST:

 /s/ Karen C. Turner
-------------------------------------
Karen C. Turner, Secretary